                                                  SCHEDULE 1

RS Diversified Growth Fund                          1.00%
RS Global Natural Resources Fund                    1.00%
RS MidCap Opportunities                             1.00%
The Information Age Fund-TM-                        1.00%
RS MicroCap Growth Fund                             1.25%
RS Internet Age Fund-TM-                            1.25%
RS Aggressive Growth Fund                           1.00%
RS Money Market Fund                                0.10%

ADMINISTRATIVE FUNDS
The Contrarian Fund-TM-                             1.50%
RS Partners Fund                                    1.25%
RS Value + Growth Fund                              1.00%

As amended December 5, 2000